Exhibit 10.28

Quality Agreement

Dated as of

September 3rd, 2013 (the “EFFECTIVE Date”)

By and Between

PolyPeptide Laboratories San Diego (“PPL-SD”)

And

Dipexium Pharmaceuticals (‘‘Dipexium’’)

QUALITY AGREEMENT

This Quality Agreement between PPL-SD and Dipexium relates to the compliance with regulatory requirements in the MANUFACTURE (as hereinafter defined) by PPL-SD of Dipexium’s peptides (“SUBSTANCE”, as hereinafter defined). PPL-SD and Dipexium each may be referred to herein individually as a “Party”, or collectively as the “Parties”.

The purpose of this Quality Agreement is to assign responsibilities among the Parties so as to assure regulatory compliance. Nothing in this Quality Agreement shall limit a Party’s obligation to comply with regulatory requirements under APPLICABLE LAWS (as hereinafter defined) including, without limitation, the guidance and directives set forth in; (i) FDA (as hereinafter defined) regulations for current good manufacturing practices (cGMP); (ii) ICH Q7 Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients; and (iii) other APPLICABLE LAWS,

This Quality Agreement takes the form of a detailed checklist of the activities associated with production, analysis, release, and distribution of SUBSTANCE. Responsibility for each activity is assigned to either PPL-SD and/or Dipexium in the appropriate box in the Responsibilities Checklist that follows. For each responsibility listed, the respective Party is required to put into effect all applicable procedures and to take all necessary actions to effectuate that responsibility in accordance with regulations and APPLICABLE LAWS. To facilitate routine quality communications between the Parties, a list of contacts is provided in Attachment A.

This Quality Agreement is applicable to the MANUFACTURE of SUBSTANCE by PPL-SD under Work Order(s) executed by the Parties in accordance with the Master Service Agreement entered into on the 3rd of September 2013 between the Parties (the “MSA”) and subject to the terns of the MSA and Work Order(s). In the event of a conflict between this Quality Agreement and such MSA and/or Work Order(s), such MSA and/or Work Order(s) shall control in matters business, legal or financial in nature. In matters relating to quality, this Quality Agreement shall prevail In addition, any dispute arising out of or relating to this Quality Agreement shall first be resolved in accordance with Section 8 of this Quality Agreement.

This Quality Agreement shall commence on the EFFECTIVE DATE and continue in effect until the expiry or early termination of the MSA. The responsibilities set forth in this Quality Agreement and all related definitions shall survive the completion of performance, expiration, or termination of this Quality Agreement.

Definitions

Terms used in this Quality Agreement shall have the following definitions:

1.                                      “APPLICABLB LAWS” shall mean all laws, ordinance, rules, and regulations applicable to the MANUFACTURE of SUBSTANCE by PPL-SD and to the obligations of PPL-SD or Dipexium, as the context requires under the Quality Agreement, including, without limitation, (i) all applicable U.S. federal, state, and local laws and regulations; (ii) the U.S. Federal Food, Drug, and Cosmetic Act; (iii) the regulatory requirements; (iv) FDA requirements; (v) and ICH guidelines.

2.                                      “BATCH DOCUMENTATION” shall mean complete and accurate copies (either paper or electronic) of any of the following, as applicable: QUALITY UNIT audited PRODUCTION BATCH RECORDS, DEVIATION reports, INVESTIGATION reports, and API analytical testing results and any required raw data for the MANUFACTURE of SUBSTANCE.

3.                                      “cGMP” shall mean current Good Manufacturing Practices as specified in ICH guide Q7 “ICH Good Manufacturing Practice Guide for Active Pharmaceutical Ingredients”, as applied to the manufacture, testing, and quality control of Active Pharmaceutical Ingredients (APIs).

4.                                      “CRITICAL MATERIAL” shall mean starting material and/or raw material, which is incorporated as a structural fragment into the structure of the SUBSTANCE used in MANUFACTURING that is procured from a known manufacturer for use in Good Manufacturing Practice operations.

5.                                      “Deviation” shall mean any departure from an approved instruction or established standard, to be investigated and documented according to STANDARD OPERATING PROCEDURES.

6.                                      ‘‘FACILITY’’ shall mean the applicable PPL-SD premises in which MANUFACTURING and/or testing occur for SUBSTANCE manufactured to meet applicable cGMP requirements.

7.                                      “FDA” shall mean the U.S. Food and Drug Administration.

8.                                      “INVESTIGATION” shall mean any documented inquiry resulting from a DEVIATION, or other event as applicable and as required by STANDARD OPERATING PROCEDURES.

9.                                      “MANUFACTURE/MANUFACTURING” shall mean all operations of PPL-SD in the production, packaging, labeling, warehousing, quality control testing (including in-process, release, and stability testing), release, and shipping of SUBSTANCE.

10.                               “MASTER BATCH RECORDS” shall mean any PPL-SD approved master batch manufacturing and control records used in the MANUFACTURE of SUBSTANCE.

11.                               “MATERIALS” shall mean all raw materials, components, and other items necessary for the MANUFACTURE of SUBST ANCE.

12.                               “PPL-SD QUALITY SYSTEM” shall mean an official compilation of SPECIFICATIONS, analytical TEST METHODS, and STANDARD OPERATING PROCEDURES used to ensure the identity, quality, and purity of SUBSTANCE.

13.                               “OUT OF SPECIFICATION RESULT” or “OOS” shall mean any analytical test result or final test result which does not comply with the established analytical SPECIFICATIONS.

14.                               “PRODUCTION BATCH RECORDS” shall mean an accurate reproduction of the approved MASTER BATCH RECORD that includes complete information relating to the production and control of each lot/batch and is fully executed and approved.

15.                               “QUALIFIED ANALYTICAL METHODOLOGY” shall mean a TEST METHOD that has met the requirements of STANDARD OPERATING PROCEDURES for analytical method qualification and/or validation.

16.                               “QUALITY UNIT” shall mean collectively the PPL-SD Quality Assurance and Quality Control Departments.

17.                               “REPROCESS I REPROCESSING” shall mean repeating one or more steps of the approved MANUFACTURING process to improve quality or purity.

18.                               “REWORK/REWORKING” shall mean performing MANUFACTURING process that differs from the previously approved MANUFACTURING process that was already performed in order to improve quality or purity.

19.                               “SPECIFICATIONS” shall mean the approved analytical release testing criteria for MATERIALS and SUBSTANCE.

20.                               “SUBSTANCE” shall mean Dipexium’s peptides that are produced by PPL-SD.

21.                               “STANDARD OPERATING PROCEDURES” shall mean the standard operating procedures in effect at the time of MANUFACTURE at PPL-SD, applicable to the MANOP ACTURE of SUBSTANCE, which have been approved by QUALITY UNIT.

22.                               ‘‘TEST METHOOD” shall mean the established analytical procedure or set of procedures that is used to ascertain whether or not a. test material is in compliance with the established analytical SPECIFICATI0N.

23.                               “VALIDATED ANALYTICAL METHODOLOGY” shall mean a TEST METHOD that has met the requirements for validation as found in ICH Guidelines.

RESPONSIBILITIES CHECKLIST

		PPL- SD	Dipexium

ACTIVITIES

1.0 Regulatory Authorizations and Communications

1.1	Will maintain all licenses and authorizations as are required by APPLICABLE LAWS to operate a cGMP facility for MANUFACTURING of SUBSTANCE	X

1.2	Will prepare, submit, and maintain the necessary regulatory documentation to regulatory agencies in accordance with APPLICABLE LAWS.	X	X

1.3	Will provide copies of documentation necessary for responding to inquiries by regulatory agencies relating to SUBSTANCE	X	X

1.4

PPL-SD will promptly inform Dipexium of any regulatory agency action that could materially affect the contracted SUBSTANCEs to be manufactured. Dipexium will promptly inform PPL-SD of any regulatory agency action that materially affects the contracted services for SUBSTANCEs manufactured by PPL-SD.

		X	X

2.0 GMP Compliance

2.1 Organizational and Personnel

2.1.1

Will maintain a QUALITY UNIT that is independent of the production unit and has the responsibility and authority to approve or reject MATERIALS, SUBSTANCE, STANDARD OPERATING PROCEDURES, MASTER BATCH RECORDS, DEVIATIONS, INVESTIGATIONS, and PRODUCTION BATCH RECORDS.

X

2.1.2	Will maintain adequate and qualified manufacturing personnel in the facilities during the MANUFACTURE of SUBSTANCE to ensure compliance with cGMP and the consisten MANUFACTURING of SUBSTANCE.	X

2.1.3	Will ensure that responsibilities and procedures applicable to QUALITY UNIT are documented in writing and consistently followed.	X

2.1.4	Will ensure that the use of consultants meets the requirements as defined in regulatory requirements.	X

2.1.5

Will conduct internal audits of all relevant activities to ensure compliance with cGMP and applicable STANDARD OPERATING PROCEDURES. Audit findings and corrective actions must be documented, brought to the attention of PPL-SD’s site management, and resolved in timely and effective

X

manner.

2.1.6	Will maintain and operate the areas of the Facility related to the MANUFACTURE of SUBSTANCE in compliance with US regulatory requirements.	X

2.2 Building and Facilities

2.2.1	Will maintain and operate in the areas of the FACILITY related to the MANUFACTURE of SUBSTANCE in compliance with US regulatory requirements.	X

		PPL- SD	Dipexium

ACTIVITIES

2.2.2	Will maintain controlled access to the FACILITY

2.2.3	Will comply with applicable cGMP regulations in the control and prevention of contamination as defined in regulatory requirements	X

2.2.4	Will allow Dipexium to review PPL-SD procedures, controls, and cleaning methods that will be implemented within the FACILITY to address any contamination issues.	X

2.3 Equipment and Utility Services

2.3.1	Will qualify, maintain, and calibrate equipment and utility services associated with MANUFACTURING SUBSTANCE in accordance with cGMP, APPLICABLE LAWS, and STANDARD OPERATING PROCEDURES.	X

2.3.2	Will verify/validate cleaning processes to be carried out on substance contact surfaces between batches of different substances to prevent contamination.	X

2.3.3

Will not conduct production and handling of highly sensitizing materials (such as penicillins or cephalosporins) in the equipment being used for SUBSTANCE. Production of such materials in the same building being used for the SUBSTANCE is permitted only if performed in a closed and dedicated system.

X

2.3.4

Will not conduct the production of certain additional products, such as certain highly active (such as steroids, hormones) or toxic drugs and non-medicinal products in the same equipment used for SUBSTANCE. In case of PPL-SD intends to conduct production of any such product in the same equipment used for SUBSTANCE, PPL-SD shall provide Dipexium with the necessary information to allow Dipexium a proper risk assessment. Dipexium will then approve or reject PPL-SD’s request on a scientific basis.

		X	X

2.3.5	Will maintain complete and accurate cleaning and use logs of multiple-use equipment used for the MANUFACTURE of SUBSTANCE, when applicable	X

2.3.6	Will adequately control any equipment and utensils dedicated to the MANUFACTURE of SUBSTANCE to prevent its use for	X

other substances.

2.4 Process

2.4.1	Will manufacture SUBSTANCE in accordance with regulatory requirements, cGMP MASTER BATCH RECORDS, STANDARD OPERATING PROCEDURES, SPECIFICATIONS, and APPLICABLE LAWS.	X

2.4.2	Will document and execute, as appropriate, change control programs to assure that the process history of development is documented.	X

2.4.3	Will not REPROCESS or REWORK SUBSTANCE without prior notification and written approval by Dipexium	X

2.5 MATERIALS

2.5.1	Will be responsible for maintenance of SPECIFICATIONS and TEST METHODS. Will ensure revision control of SPECIFICATIONS and TEST METHODS for all MATERIALS	X

2.5.2	Will procure, store, sample, test, release, and track each delivery of MATERIALS	X

2.5.3	Will ensure that all MATERIALS are tested and released in accordance with their SPECIFICATIONS and STANDARD OPERATING PROCEDURES, and relevant compendia standards.	X

2.5.4

Will obtain supplier’s Certificate of Analysis and perform at least one specific identification test on each lot of MATERIALS used in the manufacturing of the SUBSTANCE (provided MATERIALS are not of hazardous nature, or provided sampling is not expected to be detrimental to the integrity of MATERIAL, in which case they may be accepted on a Certificate of Analysis basis.).

X

2.5.5

Will ensure supplier’s Certificate of Analysis contains a BSE/TSE statement for the specific amino acids. The certificate shall indicate if the amino acids is of human or animal origin or any materials used to manufacture the amino acid is of human or animal origin. An updated BSE/TSE certificate must be issued after any change to the suppliers manufacturing process which involves new raw materials or for amino acids that have been sourced from a different supplier.

X

2.5.6	Will maintain traceability of all lots of MATERIALS to specific lots of SUBSTANCE	X

2.5.7	Will maintain a program to evaluate and/or qualify suppliers of Materials used in MANUFACTURING consistent with PPL-SD QUALITY SYSTEMS.	X

2.5.8	Will be complaint with regulatory requirements pertaining to BSE/TSE	X

3.0 Process Controls

3.1 MASTER BATCH RECORDS

3.1.1

PPL-SD is responsible for creating and amending MASTER BATCH RECORDS. Dipexium will have a time period as mutually agreed to provide written comments to PPL-SD if written comment is required. If written comment is not received within such time period, PPL-SD may proceed without written comment. Documentation changes that are purely administrative and not process related do not require Dipexium’s approval.

		X	X

3.2.2

For those changes required to comply with APPLICABLE LAWS and US regulatory requirements, PPL-SD will notify Dipexium of such requirements after PPL-SD becomes aware of the need for such change. Dipexium’s comment shall not be required for such changes.

		X	X

4.0 Storage and Distribution

4.1	Will maintain adequate controls and storage areas for MATERIALS in accordance with regulatory requirements and PPL-SD procedures.	X

4.2

Will maintain procedures to store SUBSTANCE in clean, sealed, undamaged containers free from extraneous matter and under appropriate conditions of temperature and light to maximize SUBSTANCE stability until SUBSTANCE is shipped from the FACILITY.

Each specific container of SUBSTANCE shipped must be identified with the following information:

•                  SUBSTANCE name or other identifier;

•                  Quantity;

•                  PPL-SD’s batch number and/or control number;

•                  Any special storage conditions;

•                  Manufacturer’s name and address;

•                  “Investigational use only”

Dipexium will provide details of any container sealing and integrity requirements, and storage and shipping conditions for SUBSTANCE

X

4.3	Packing and labeling will comply with regulatory requirements	X

4.4	Will control MATERIALS and SUBSTANCES that have been rejected by labeling and/or physical segregation	X

4.5	Will maintain distribution records for SUBSTANCE that have rejected by labeling and/or physical segregation	X

4.6

Will maintain written procedures for the holding of returned SUBSTANCE in a quarantined area and will maintain records of returned SUBSTANCE including: batch number, name of consignee, reason for the return, quantity returned, and action to

X

be taken for the returned SUBSTANCE (i.e. REPROCESS, or destroy) according to Dipexium’s instructions.

5.0 LABORATORY

5.1.1	Will use QULIFIED or VALIDATED ANALTICAL METHODOLOGY as applicable for the release testing of SUBSTANCE according to the PPL-SD QUALITY SYSTEM.	X

5.1.2

One Party will transfer to the other Party SUBSTANCE test methods according to one Party’s procedures. The Parties may evaluate the appropriateness of the methodology to ensure compliance with cGMP and such other Party’s standard operating procedures.

		X	X

5.1.3	PPL-SD will qualify any analytical subcontractors that are used according to the PPL-SD QUALITY SYSTEM subject to Dipexium’s review, as necessary, of such subcontractor’s qualification by PPL-SD.	X	X

5.2 Analytical Change Control

5.2.1	Any changes to CRITICAL MATERIAL and SUBSTANCE TEST METHODS and SPECIFICATIONS will be performed in accordance with applicable regulatory requirements and STANDARD OPERATING PROCEDURES.	X

5.2.2

Will notify Dipexium of changes to CRITICAL MATERIAL and SUBSTANCE TEST METHODS and SPECIFICATIONS prior to the implementation of such changes. Dipexium will have a time period mutually agreed to provide

		X	X

5.2.3

For those changes required to comply with APPLICABLE LAWS and regulatory requirements, PPL-SD will notify Dipexium of such requirements after PPL-SD becomes aware of the need for such change. Dipexium’s consent shall not be required for such changes.

X

5.3 SUBSTANCE Testing and OOS INVESTIGATIONS

5.3.1	Will perform all in-process testing on SUBSTANCE in accordance with approved procedures.	X

5.3.2	Will sample each bath of SUBSTANCE in a sufficient quantity to support both the release testing by PPL-SD and to meet the retention sample requirements of STANDARD OPERATING PROCEDURES.	X

5.3.3	Will perform release testing on SUBSTANCE and shall advise Dipexium of any test result of SUBSTANCE which fails to meet SPECIFICATIONS for testing performed by PPL-SD	X

5.3.4	Will notify Dipexium within at least two (2) business days upon confirmation of any OOS or unusual laboratory test results on any batch of SUBSTANCE	X

5.3.5	Will send a copy of all completed OOS or unusual laboratory test result INVESTIGATIONS and BATCH DOCUMENTATION to Dipexium.	X

5.3.6

Will have the right to conduct an independent INVESTIGATION reltated to any OOS/atypical test result only if Dipexium deems the OOS investigation report received from PPL-SD to be scientifically inappropriate or unreasonable.

X

5.4 Laboratory Equipment

5.4.1	Will maintain records of equipment qualifications, calibrations, and preventative maintenance program.	X

6.0 Quality Control/Assurance

6.1 PRODUCTION BATCH RECORDS and Analytical Testing Records

6.1.1	Will review all records and release each SUBSTANCE batch.	X

6.2 DEVIATIONS and INVESTIGATIONS

6.2.1	Will investigate and document specific DEVIATIONS form the MASTER BATCH RECORDS and SPECIFICATIONS according to PPL-SD QUALITY SYSTEM	X

6.2.2

Will notify Dipexium within two(2) business days upon discovery of critical DEVIATIONS/abnormalities in MANUFACTURING SUBSTANCE from STANDARD OPERATING PROCEDURES, SPECIFICATIONS, or MASTER BATCH RECORDS that may have an impact on SUBSTANCE quality.

X

6.2.3

Will provide Dipexium with a copy of DEVIATION/abnormality reports on INVESTIGATIONS and resolution of such DEVIATIONS, if requested by Dipexium. Communicate with Dipexium and satisfactory resolve DEVIATION reports and/or INVESTIGATION reports that have a direct impact on the quality of SUBSTANCE.

X

6.2.4

Will have the right to conduct an independent INVESTIGATION related to any DEVIATIONS/abnormalities if Dipexium deems INVESTIGATION report received from PPL-SD to be scientifically inappropriate or unreasonable.

X

6.2.5	For any batch of SUBSTANCE previously delivered, will notify Dipexium promptly upon confirmation of any quality issue that may affect clinical suitability of SUBSTANCE.	X

6.3 SUBSTANCE Release

6.3.1

Will create and provide Dipexium with a Certificate of Analysis as defined in Attachment C upon completion of records review and QA release. The Certificate of Analysis shall state that the SUBSTANCE lot has been manufactured in compliance with GMP requirements.

X

6.3.2	Will provide Dipexium copies of the executed batch record on written request.	X

6.3.2

Will create and provide Dipexium with a BSE/TSE certificate for the SUBSTANCE. The certificate shall indicate if the SUBSTANCE is of human or animal origin, and if materials of human or animal origin are used during the manufacturing process of the SUBSTANCE. An updated BSE/TSE certificate must be issued after any change to the manufacturing process which involves new raw materials or for raw materials that have been sourced from a different supplier.

X

6.3.3

Will release to Dipexium (or a Dipexium’s designated consignee) only those lots of SUBSTANCE that: (i) meet all SPECIFICATIONS; and (ii) have been released by Quality Unit unless otherwise manually agreed to in writing between all Parties. Any quality-related dispute between the parties with respect to release of Product shall be resolved in accordance with Section 8.0

X

6.3.4	Will ship SUBSTANCE after receiving a written request for shipment from Dipexium.	X

6.4 Disposition/ Destruction of SUBSTANCE

6.4.1	Will determine the dispositions of each batch of SUBSTANCE within PPL-SD QUALITY SYSTEM	X

6.4.2	Will determine the disposition of each batch of SUBSTANCE released by PPL-SD within Dipexium’s quality system.		X

6.4.3	Will determine final disposition of any rejected or returned SUBSTANCE. NO SUBSTANCE will be destroyed until written authorization is provided by.	X

6.5 Record Retention

6.5.1

Will store the original MASTER and EXECUTED BATCH RECORD(S) and all the other original BATCH DOCUMENTATION that is related to the MANUFACTURE of SUBSTANCE and that is required to be maintained under regulatory requirements in an environment with limited/controlled access to five (5) years from the date of the

X

MANUFACTURE of each batch.

6.5.2	Will notify Dipexium of any intention to destroy any records after five (5) years and shall afford Dipexium the opportunity to obtain such records.	X

6.6 Sample Retention

6.6.1

Will store SUBSTANCE retention samples in sufficient quantities as defined by PPL-SD procedures. Samples are to be retained for three (3) years from the date of the MANUFACTURE and shall be identified with or have traceability to the following information:

•                  SUBSTANCE name or other identifier;

•                  PPL-SD’s batch number.

Will notify Dipexium of any intention to dispose of the samples prior to their disposal.

X

6.6.2	Will make SUBSTANCE retention samples available to Dipexium promptly upon request prior to their disposal.	X

6.7 Third Party Complaints

6.7.1	Will collect and log all information relating to complaints and adverse events of SUBSTANCE.	X	X

6.7.1	Will inform PPL-SD of any complaints received relating to the MANUFACTURE of SUBSTANCE		X

6.7.2	Will inform PPL-SD of any complaints received related to the MANUFACTURE of SUBSTANCE		X

6.7.3	Will assist Dipexium in investigating and resolving all SUBSTANCE complaints and/or SUBSTANCE quality inquiries associated to an adverse event(s) that may be related to the MANUFACTURE of SUBSTANCE.	X

6.7.4	Will document and provide Dipexium with any information relating to the MANUFACTURE of SUBSTANCE, which is necessary to address SUBSTANCE complaints or adverse agents.	X

6.7.5	Will take any corrective actions agreed to by the Parties to avoid future occurrences of SUBSTANCE complaints	X

7.0 Dipexium Oversight

7.1 On-Site Audits

7.1.1	Will allow and support quality audits by Dipexium or its representative by appointment no more frequently than once per	X

year, unless a “for cause” audit is required.

7.1.2	Will provide reasonable prior written request to PPL-SD for scheduling quality audits.		X

7.1.3

Will allow and support “for cause” audits as requested by Dipexium, and as mutually agreed to by PPL-SD, to address specific quality problems related to SUBSTANCE or in direct response to regulatory requirements, for circumstances where the Parties reasonably believe that quality issues exist.

X

7.1.4

During audits, to be performed during normal business hours, will provide reasonable access to areas within the FACILITY where handling of SUBSTANCE and related documentation occur, provided that such access is deemed safe and does not violate US regulations.

X

7.1.5	Will provide PPL-SD with a written audit report detailing observations and conclusions arising from each quality audit within thirty (30) days.		X

7.1.6	Will provide Dipexium with a written response to report on audit observations and conclusions within thirty (30) days of receiving the audit report	X

7.1.7	Will take any corrective actions agreed to by the Parties to avoid future occurrences of audit deficiencies.	X

7.2 Regulatory Inspections/Notifications

7.2.1	Will notify Dipexium as soon as reasonably possible of learning of any proposed inspection or visit to the FACILITY by regulatory agencies specifically related to SUBSTANCE	X

7.2.2	Will notify Dipexium as soon as reasonably possible after the commencement of any unannounced visit or inspection of the FACILITY to regulatory agencies specifically related to SUBSTANCE	X

7.2.3

Will provide Dipexium with copies of all reports provided to or received from regulatory agencies relating specifically to SUBSTANCE, as soon as reasonably possible but no more than ten (10) business days from receipt or provision.

X

7.2.4	Will notify Dipexium of any requests for information, notices of violations, or other communication from regulatory agencies directly relating to SUBSTANCE.	X

7.3 Sub-contracting

7.3.1

Will not sub-contract to a third party or having done by a third party any of the work entrusted to them under this Quality Agreement (except for testing by approved contract laboratories, that are handled by approved PPL-SD procedures) without

X

Dipexium’s prior written approval. If such agreement is given, PPL-SD shall nonetheless remain fully responsible for the quality of the materials or services provided by sub-contractors and for all commitments as agreed upon with this Quality Agreement, including but not limited to commitments to Dipexium’s right to on-site audit of sub-contractors pursuant to Section 7.1 hereof.

7.3.2

Will provide a list of currently approved sub-contractors related to the manufacture of the SUBSTANCE. In case that PPL-SD would like to use a new sub-contractor that list needs to be updated and is subject to approval by Dipexium. Any change in sub-contracting shall follow the established change control procedure.

X

7.4 Review and Revision of Quality Agreement

7.4.1	Will obtain written approval from both Parties for any amendments to this Quality Agreement. This Quality Agreement will be reviewed at least annually and revised as necessary.	X	X

8.0 Dispute Resolution

8.0.1

Will attempt to amicably resolve any dispute arising out of or relating to this Quality Agreement by escalating such disputes to Senior Executives within the Quality organizations of both Parties. If unsuccessful, the Parties will revert to Dispute Resolution contained in the MSA.

		X	X

APPROVAL SIGNATURES

IN WITNESS WHEREOF, the Parties have caused this Quality Agreement to be executed by their duly authorized representatives as of the EFFECTIVE DATE (as noted on the cover page of this Quality Agreement).

Dipexium Pharmaceuticals		PolyPeptide Laboratories San Diego

Position: Co-founder and Managing Partner		Position: Manager, Quality Assurance

Name: David P. Luci		Name: Irina Repp

Signature:	/s/ David P. Luci	Signature:	/s/Irina Repp

Date:	10-1-13	Date:	October 01, 2013

ATTACHMENT A — ROUTINE COMMUNICATION CONTACTS

PPL-SD:

Name	Title	Phone	E-mail

Robert A. Hagopian	Director, Business Development	(858)408-0808	robert.hagopian@polypeptide.com

Irina Repp	Manager, Quality Assurance	(858)408-0808	irina.repp@polypeptide.com

Dipexium:

Name	Title	Phone	E-mail

Robert J. DeLuccia	Co-founder and Managing Partner	(914)949-3898	rjdeluccia@dipexium.com

ATTACHMENT B- EXAMPLES* OF CHANGES REQUIRING PRIOR NOTICE OR APPROVAL

(*In the event of uncertainty as to whether or not notification is required, PPL-SD shall contac’s quality contact or submit a notification request to Dipexium).

A.                                    NEW PRODUCT/PROCESS

1.                                      Any change that differs significantly from the current process description.

2.                                      REWORK or REPROCESS using methodologies that differ from the approved process description.

3.                                      Any change requiring an update to the IND.

B.                                    UNIT OPERATIONS

1.                                      Changes to the type of major manufacturing equipment used (reactors, filters. dryers. etc.) in processing steps.

2.                                      Changes in sequence of major processing steps.

3.                                      Omissions/additions of major processing steps

4.                                      Changes related to set points or operating parameters, as established

5.                                      Upon completion of a given lot, a summary of possible manufacturing changes will be provided to Dipexium for approval prior to manufacture of a subsequent lot of such given product.

C.                                    SCALE

1.                                      Significant change in batch size (>10 times).

D.                                    SITE, LOCATION, OR SOURCE OF SUPPLY

1.                                      Relocation of one or more steps of a process to a different plant.

E.                                    MATERIALS

1.                                      Change of supplier of CRITICAL MATERIALS, as well as known significant change to CRITICAL MATERIAL- supplier’s manufacturing process.

2.                                      Change in the SPECIFICATIONS for CRITICAL MATERIALS.

PACKAGING

F.                                     PACKAGING

1.                                      Changes to primary packaging components or packaging designs.

2.                                      Changes to packaging procedures.

G.                                   SPECIAL TRANSPORTATION AND/OR SPECIAL STORAGE CONDITIONS

1.                                      Modification to special shipping and storage criteria (e.g. temperature, humidity, light. etc).

2.                                      Changes in shipping container.

H.                                   SUBSTANCE SPECIFICATIONS AND TEST METHODS

1.                                      Change in SPECIFICATIONS for SUBSTANCE.

2.                                      Change in analytical test methodology for SUBSTANCE.

3.                                      Change in contract laboratory services.

ATTACHMENT C - REOUIREMENTS FOR CERTIFICATES OF ANALYSIS

A Certificate of Analysis will include the following:

•                  Name, address, and contact phone number of the FACILITY where SUBSTANCE was MANUFACTURED;

•                  SUBSTANCE Name or other identifier:

•                  PPL-SD batch and/or control number;

•                  Date of manufacture*;

•                  Date of release and retest date (if applicable);

•                  GMP compliance of material released;

•                  A list of each test performed, the acceptance limits as indicated in the TEST METHODS/SPECIFICATIONS, and  the results obtained;

•                  The Certificate of Analysis should document actual values, where SPECIFICATIONS are quantitative, and maintain the significant figures defined in SPECIFICATIONS.

•                  Statement** that batch was manufactured in conformance with the jointly approved MASTER BATCH RECORDS, PPL-SD procedures and cGMP.

*The date of manufacture will be assigned as the date of completion of the packagil1g operation to the primary container of the API.

**The statement may be issued as a separate document